EXHIBIT 24

POWER OF ATTORNEY

The undersigned, being a director of Lindsay Corporation (the “Company”), hereby appoints Timothy L. Hassinger as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2018, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Capacity	Date Signed

/s/ MICHAEL C. NAHL	Chairman of Board	October 23, 2018
Michael C. NAHL

/s/ ROBERT E. BRUNNER	Director	October 23, 2018
Robert E. Brunner

/s/ MICHAEL N. CHRISTODOLOU	Director	October 23, 2018
Michael N. Christodolou

/s/ W. THOMAS JAGODINSKI	Director	October 23, 2018
W. Thomas Jagodinski

/s/ CONSUELO E. MADERE	Director	October 23, 2018
Consuelo E. Madere

/s/ DAVID B. RAYBURN	Director	October 23, 2018
David B. Rayburn

/s/ MICHAEL D. WALTER	Director	October 23, 2018
Michael D. Walter

/s/ WILLIAM F. WELSH II	Director	October 23, 2018
William F. Welsh II